AMENDED AND RESTATED


                                     BYLAWS


                                       OF


                               SVI HOLDINGS, INC.

                                TABLE OF CONTENTS
                                -----------------

                                                                            PAGE
                                                                            ----

ARTICLE I      OFFICES.........................................................1

     1.1       Business Office ................................................1

     1.2       Registered Office. .............................................1


ARTICLE II     SHARES AND TRANSFER THEREOF.....................................1

     2.1       Regulation. ....................................................1

     2.2       Certificates for Shares. .......................................1

     2.3       Cancellation of Certificates. ..................................2

     2.4       Lost, Stolen or Destroyed Certificates. ........................2

     2.5       Transfer of Shares. ............................................2

     2.6       Transfer Agent. ................................................2

     2.7       Close of Transfer Book and Record Date. ........................3


ARTICLE III    SHAREHOLDERS AND MEETINGS THEREOF...............................3

     3.1       Shareholders of Record. ........................................3

     3.2       Meetings. ......................................................3

     3.3       Annual Meeting. ................................................3

     3.4       Special Meetings ...............................................5

     3.5       Notice..........................................................6

     3.6       Meeting of All Shareholders. ...................................7

     3.7       Voting Record. .................................................7

     3.8       Quorum..........................................................7

     3.9       Manner of Acting. ..............................................7

     3.10      Proxies. .......................................................7

                                       i

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                                TABLE OF CONTENTS
                                -----------------
                                   (continued)
                                                                            PAGE
                                                                            ----

     3.11      Voting of Shares. ..............................................8

     3.12      Voting of Shares by Certain Holders. ...........................8

     3.13      No Informal Action by Shareholders .............................8

     3.14      Voting by Ballot. ..............................................8

     3.15      Cumulative Voting. .............................................8


ARTICLE IV     DIRECTORS, POWERS AND MEETINGS..................................9

     4.1       Board of Directors. ............................................9

     4.2       Regular Meetings. ..............................................9

     4.3       Special Meetings. ..............................................9

     4.4       Notice..........................................................9

     4.5       Participation by Electronic Means. .............................9

     4.6       Quorum and Manner of Acting. ..................................10

     4.7       Organization. .................................................10

     4.8       Presumption of Assent. ........................................10

     4.9       Informal Action by Directors. .................................10

     4.10      Vacancies. ....................................................10

     4.11      Compensation. .................................................10

     4.12      Removal of Directors. .........................................11

     4.13      Resignations. .................................................11

     4.14      General Powers. ...............................................11


                                       ii

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                                TABLE OF CONTENTS
                                -----------------
                                   (continued)
                                                                            PAGE
                                                                            ----

ARTICLE V      OFFICERS.......................................................11

     5.1       Term and Compensation. ........................................11

     5.2       Powers.........................................................11

     5.3       Compensation. .................................................12

     5.4       Delegation of Duties. .........................................12

     5.5       Bonds..........................................................12

     5.6       Removal. ......................................................12


ARTICLE VI     FINANCE........................................................13

     6.1       Reserve Funds. ................................................13

     6.2       Banking. ......................................................13


ARTICLE VII    DIVIDENDS......................................................13


ARTICLE VIII   CONTRACTS, LOANS AND CHECKS....................................13

     8.1       Execution of Contracts. .......................................13

     8.2       Loans..........................................................13

     8.3       Checks.........................................................13

     8.4       Deposits. .....................................................14


ARTICLE IX     FISCAL YEAR....................................................14


ARTICLE X      CORPORATE SEAL.................................................14


ARTICLE XI     AMENDMENTS.....................................................14


ARTICLE XII    EXECUTIVE COMMITTEE............................................14

     12.1      Appointment. ..................................................14

     12.2      Authority. ....................................................14

                                      iii
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                                TABLE OF CONTENTS
                                -----------------
                                   (continued)
                                                                            PAGE
                                                                            ----

     12.3      Tenure and Qualifications. ....................................14

     12.4      Meetings. .....................................................14

     12.5      Quorum.........................................................15

     12.6      Informal Action by Executive Committee. .......................15

     12.7      Vacancies. ....................................................15

     12.8      Resignations and Removal. .....................................15

     12.9      Procedure. ....................................................15


ARTICLE XIII   EMERGENCY BYLAWS...............................................15


ARTICLE XIV    INDEMNIFICATION OF CERTAIN PERSONS.............................16

     14.1      Indemnification of Directors and Officers .....................16

     14.2      Indemnification of Others .....................................17

     14.3      Payment of Expenses in Advance ................................17

     14.4      Indemnity Not Exclusive .......................................17

     14.5      Insurance Indemnification .....................................17

                                    ARTICLE I
                                     OFFICES
                                     -------


         1.1 BUSINESS OFFICE. The principal office and place of business of the corporation shall be at 12707 High Bluff Drive, Suite 335, San Diego, CA 92130. Other offices and places of business may be established from time to time by resolution of the Board of Directors or as the business of the corporation may require.

         1.2 REGISTERED OFFICE. The registered office of the corporation, required by the Nevada Business Corporation Act to be maintained in the State of Nevada, may be, but need not be, identical with any principal office in the State of Nevada, and the address of the registered office may be changed from time to time by the Board of Directors.


                                   ARTICLE II
                           SHARES AND TRANSFER THEREOF
                           ---------------------------


         2.1 REGULATION. The Board of Directors may make such rules and regulations as it may deem appropriate concerning the issuance, transfer and registration of certificates for shares of the corporation, including the appointment of transfer agents and registrars.

         2.2 CERTIFICATES FOR SHARES. Certificates representing shares of the corporation shall be respectively numbered serially for each class of shares, or series thereof, as they are issued, shall be impressed with the corporate seal or a facsimile thereof, and shall be signed by the Chairman or Vice Chairman of the Board of Directors or by the President or a Vice-President and by the Treasurer or an Assistant Treasurer or by the Secretary or an Assistant Secretary; provided that any or all of the signatures may be facsimiles if the certificate is countersigned by a transfer agent, or registered by a registrar, other than the corporation itself or its employee. Each certificate shall state the name of the corporation, the fact that the corporation is organized or incorporated under the laws of the State of Nevada, the name of the person to whom issued, the date of issue, the class (or series of any class), the number of shares represented thereby and the par value of the shares represented thereby or a statement that such shares are without par value. A statement of the designations, preferences, qualifications, limitations, restrictions and special or relative rights of the shares of each class shall be set forth in full or summarized on the face or back of the certificates which the corporation shall issue, or in lieu thereof, the certificate may set forth that such a statement or summary will be furnished to any shareholder upon request without charge. Each certificate shall be otherwise in such form as may be prescribed by the Board of Directors and as shall conform to the rules of any stock exchange on which the shares may be listed. The corporation shall not issue certificates representing fractional shares and shall not be obligated to make any transfers creating a fractional interest in a share of stock. The corporation may issue scrip in lieu of any fractional shares, such scrip to have terms and conditions specified by the Board of Directors.

         2.3 CANCELLATION OF CERTIFICATES. All certificates surrendered to the corporation for transfer shall be cancelled and no new certificates shall be issued in lieu thereof until the former certificate for a like number of shares shall have been surrendered and cancelled, except as herein provided with respect to lost, stolen or destroyed certificates.

         2.4 LOST, STOLEN OR DESTROYED CERTIFICATES. Any shareholder claiming that his certificate for shares is lost, stolen or destroyed may make an affidavit or affirmation of the fact and lodge the same with the Secretary of the corporation, accompanied by a signed application for a new certificate. Thereupon, and upon the giving of a satisfactory bond of indemnity to the corporation not exceeding an amount double the value of the shares as represented by such certificate (the necessity for such bond and the amount required to be determined by the President and Treasurer of the corporation), a new certificate may be issued of the same tenor and representing the same number, class and series of shares as were represented by the certificate alleged to be lost, stolen or destroyed.

         2.5 TRANSFER OF SHARES. Subject to the terms of any shareholder agreement relating to the transfer of shares or other transfer restrictions contained in the Articles of Incorporation or authorized therein, shares of the corporation shall be transferable on the books of the corporation by the holder thereof in person or by his duly authorized attorney, upon the surrender and cancellation of a certificate or certificates for a like number of shares. Upon presentation and surrender of a certificate for shares properly endorsed and payment of all taxes therefor, the transferee shall be entitled to a new certificate or certificates in lieu thereof. As against the corporation, a transfer of shares can be made only on the books of the corporation and in the manner hereinabove provided, and the corporation shall be entitled to treat the holder of record of any share as the owner thereof and shall not be bound to recognize any equitable or other claim to or interest in such share on the part of any other person, whether or not it shall have express or other notice thereof, save as expressly provided by the statutes of the State of Nevada.

         2.6 TRANSFER AGENT. Unless otherwise specified by the Board of Directors by resolution, the Secretary of the corporation shall act as transfer agent of the certificates representing the shares of stock of the corporation. He shall maintain a stock transfer book, the stubs in which shall set forth among other things, the names and addresses of the holders of all issued shares of the corporation, the number of shares held by each, the certificate numbers representing such shares, the date of issue of the certificates representing such shares, and whether or not such shares originate from original issue or from transfer. Subject to Section 3.7, the names and addresses of the shareholders as they appear on the stubs of the stock transfer book shall be conclusive evidence as to who are the shareholders of record and as such entitled to receive notice of the meetings of shareholders; to vote at such meetings; to examine the list of the shareholders entitled to vote at meetings; to receive dividends; and to own, enjoy and exercise any other property or rights deriving from such shares against the corporation. Each shareholder shall be responsible for notifying the Secretary in writing of any change in his name or address and failure to do so will relieve the corporation, its directors, officers and agents, from liability for failure to direct notices or other documents, or pay over or transfer dividends or other property or rights, to a name or address other than the name and address appearing on the stub of the stock transfer book.

         2.7 CLOSE OF TRANSFER BOOK AND RECORD DATE. For the purpose of determining shareholders entitled to notice of or to vote at any meeting of shareholders, or any adjournment thereof, or entitled to receive payment of any dividend, or in order to make a determination of shareholders for any other proper purpose, the Board of Directors may provide that the stock transfer books shall be closed for a stated period, but not to exceed, in any case, sixty days. If the stock transfer books shall be closed for the purpose of determining shareholders entitled to notice of, or to vote at a meeting of shareholders, such books shall be closed for at least ten days immediately preceding such meeting. In lieu of closing the stock transfer books, the Board of Directors may fix in advance a date as the record date for any such determination of shareholders, such date in any case to be not more than sixty days and, in case of a meeting of shareholders, not less than ten days prior to the date on which the particular action requiring such determination of shareholders is to be taken. If the stock transfer books are not closed and no record date is fixed for the determination of shareholders entitled to notice of or to vote at a meeting of shareholders, or shareholders entitled to receive payment of a dividend, the date on which notice of the meeting is mailed or the date on which the resolution of the Board of Directors declaring such dividend is adopted, as the case may be, shall be the record date for such determination of shareholders. When a determination of shareholders entitled to vote at any meeting of shareholders has been made as provided in this section, such determination shall apply to any adjournment thereof.


                                  ARTICLE III
                        SHAREHOLDERS AND MEETINGS THEREOF
                        ---------------------------------

         3.1 SHAREHOLDERS OF RECORD. Only shareholders of record on the books of the corporation shall be entitled to be treated by the corporation as holders in fact of the shares standing in their respective names, and the corporation shall not be bound to recognize any equitable or other claim to, or interest in, any shares on the part of any other person, firm or corporation, whether or not it shall have express or other notice thereof, except as expressly provided by the laws of Nevada.

         3.2 MEETINGS. Meetings of shareholders shall be held at the principal office of the corporation, or at such other place as specified from time to time by the Board of Directors. If the Board of Directors shall specify another location such change in location shall be recorded on the notice calling such meeting.

         3.3 ANNUAL MEETING. The annual meeting of the shareholders of the corporation, for the purpose of election of directors and for such other business as may lawfully come before it, shall be held on such date and at such time as may be designated from time to time by the board of directors. Nominations of persons for election to the board of directors of the corporation and the proposal of business to be considered by the shareholders may be made at an annual meeting of shareholders: (i) pursuant to the corporation's notice of meeting of shareholders; (ii) by or at the direction of the board of directors; or (iii) by any shareholder of the corporation who was a shareholder of record at the time of giving of notice provided for in the following paragraph, who is entitled to vote at the meeting and who complied with the notice procedures set forth in this Section 3.3.

                  (a) At an annual meeting of the shareholders, only such business shall be conducted as shall have been properly brought before the meeting. For nominations or other business to be properly brought before an annual meeting by a shareholder pursuant to clause (iii) of Section 3.3(a) of these Bylaws, (i) the shareholder must have given timely notice thereof in writing to the Secretary of the corporation, (ii) such other business must be a proper matter for shareholder action under Title 7, Chapter 78 of Nevada Revised Statutes, (iii) if the shareholder, or the beneficial owner on whose behalf any such proposal or nomination is made, has provided the corporation with a Solicitation Notice (as defined in this Section 3.3(b)), such shareholder or beneficial owner must, in the case of a proposal, have delivered a proxy statement and form of proxy to holders of at least the percentage of the corporation's voting shares required under applicable law to carry any such proposal, or, in the case of a nomination or nominations, have delivered a proxy statement and form of proxy to holders of a percentage of the corporation's voting shares reasonably believed by such shareholder or beneficial owner to be sufficient to elect the nominee or nominees proposed to be nominated by such shareholder, and must, in either case, have included in such materials the Solicitation Notice, and (iv) if no Solicitation Notice relating thereto has been timely provided pursuant to this section, the shareholder or beneficial owner proposing such business or nomination must not have solicited a number of proxies sufficient to have required the delivery of such a Solicitation Notice under this Section 3.3. To be timely, a shareholder's notice shall be delivered to the Secretary at the principal executive offices of the Corporation not later than the close of business on the ninetieth (90th) day nor earlier than the close of business on the one hundred twentieth (120th) day prior to the first anniversary of the preceding year's annual meeting; provided, however, that in the event that the date of the annual meeting is advanced more than thirty (30) days prior to or delayed by more than thirty (30) days after the anniversary of the preceding year's annual meeting, notice by the shareholder to be timely must be so delivered not earlier than the close of business on the one hundred twentieth (120th) day prior to such annual meeting and not later than the close of business on the later of the ninetieth (90th) day prior to such annual meeting or the tenth (10th) day following the day on which public announcement of the date of such meeting is first made. In no event shall the public announcement of an adjournment of an annual meeting commence a new time period for the giving of a shareholder's notice as described above. Such shareholder's notice shall set forth: (A) as to each person whom the shareholder proposes to nominate for election or reelection as a director all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors in an election contest, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the "1934 Act") and Rule 14a-11 thereunder (including such person's written consent to being named in the proxy statement as a nominee and to serving as a director if elected); (B) as to any other business that the shareholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and any material interest in such business of such shareholder and the beneficial owner, if any, on whose behalf the proposal is made; and (C) as to the shareholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made (i) the name and address of such shareholder, as they appear on the corporation's books, and of such beneficial owner, (ii) the class and number of shares of the corporation which are owned beneficially and of record by such shareholder and such beneficial owner, and (iii) whether either such shareholder or beneficial owner intends to deliver a proxy statement and form of proxy to holders of, in the case of the proposal, at least the percentage of the corporation's voting shares required under applicable law to carry the proposal or, in the case of a nomination or nominations, a sufficient number of holders of the corporation's voting shares to elect such nominee or nominees (an affirmative statement of such intent, a "Solicitation Notice").

                  (b) Notwithstanding anything in the second sentence of Section 3.3(b) of these Bylaws to the contrary, in the event that the number of directors to be elected to the board of directors of the corporation is increased and there is no public announcement naming all of the nominees for director or specifying the size of the increased board of directors made by the corporation at least one hundred (100) days prior to the first anniversary of the preceding year's annual meeting, a shareholder's notice required by this
Section 3.3 shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to the Secretary at the principal executive offices of the corporation not later than the close of business on the tenth (10th) day following the day on which such public announcement is first made by the corporation.

                  (c) Only such persons who are nominated in accordance with the procedures set forth in this Section 3.3 shall be eligible to serve as directors and only such business shall be conducted at a meeting of shareholders as shall have been brought before the meeting in accordance with the procedures set forth in this Section 3.3. Except as otherwise provided by law, the Chairman of the meeting shall have the power and duty to determine whether a nomination or any business proposed to be brought before the meeting was made, or proposed, as the case may be, in accordance with the procedures set forth in these Bylaws and, if any proposed nomination or business is not in compliance with these Bylaws, to declare that such defective proposal or nomination shall not be presented for shareholder action at the meeting and shall be disregarded.

                  (d) Notwithstanding the foregoing provisions of this Section 3.3, in order to include information with respect to a shareholder proposal in the proxy statement and form of proxy for a shareholder's meeting, shareholders must provide notice as required by the regulations promulgated under the 1934 Act. Nothing in these Bylaws shall be deemed to affect any rights of shareholders to request inclusion of proposals in the corporation proxy statement pursuant to Rule 14a-8 under the 1934 Act.

                  (e) For purposes of this Section 3.3, "public announcement" shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service or in a document publicly filed by the corporation with the Securities and Exchange Commission pursuant to
Section 13, 14 or 15(d) of the 1934 Act.

         3.4 SPECIAL MEETINGS.

                  (a) Special meetings of the shareholders of the corporation may be called, for any purpose or purposes, by (i) the Chairman of the Board of Directors, (ii) the Chief Executive Officer, or (iii) the board of directors pursuant to a resolution adopted by a majority of the total number of authorized directors (whether or not there exist any vacancies in previously authorized directorships at the time any such resolution is presented to the Board of Directors for adoption).

                  (b) If a special meeting is properly called by any person or persons other than the board of directors, the request shall be in writing, specifying the general nature of the business proposed to be transacted, and shall be delivered personally or sent by registered mail or by telegraphic or other facsimile transmission to the Chairman of the Board of Directors, the Chief Executive Officer, or the Secretary of the corporation. No business may be transacted at such special meeting otherwise than specified in such notice. The board of directors shall determine the time and place of such special meeting, which shall be held not less than thirty-five (35) nor more than one hundred twenty (120) days after the date of the receipt of the request. Upon determination of the time and place of the meeting, the officer receiving the request shall cause notice to be given to the shareholders entitled to vote, in accordance with the provisions of Section 3.5 of these Bylaws. If the notice is not given within one hundred (100) days after the receipt of the request, the person or persons properly requesting the meeting may set the time and place of the meeting and give the notice. Nothing contained in this paragraph (b) shall be construed as limiting, fixing, or affecting the time when a meeting of shareholders called by action of the board of directors may be held.

                  (c) Nominations of persons for election to the board of directors may be made at a special meeting of shareholders at which directors are to be elected pursuant to the corporation's notice of meeting (i) by or at the direction of the board of directors or (ii) by any shareholder of the corporation who is a shareholder of record at the time of giving notice provided for in these Bylaws who shall be entitled to vote at the meeting and who complies with the notice procedures set forth in this Section 3.4(c). In the event the corporation calls a special meeting of shareholders for the purpose of electing one or more directors to the board of directors, any such shareholder may nominate a person or persons (as the case may be), for election to such position(s) as specified in the corporation's notice of meeting, if the shareholder's notice required by Section 3.3(b) of these Bylaws shall be delivered to the Secretary at the principal executive offices of the corporation not earlier than the close of business on the one hundred twentieth (120th) day prior to such special meeting and not later than the close of business on the later of the ninetieth (90th) day prior to such meeting or the tenth (10th) day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the board of directors to be elected at such meeting. In no event shall the public announcement of an adjournment of a special meeting commence a new time period for the giving of a shareholder's notice as described above.

         3.5 NOTICE. Written notice stating the place, day and hour of the meeting and the purpose or purposes for which the meeting is called, shall be delivered unless otherwise prescribed by statute not less than ten days nor more than sixty days before the date of the meeting, either personally or by mail, by or at the direction of the Chairman of the Board, the President, the Secretary, or the officer or person calling the meeting to each shareholder of record entitled to vote at such meeting. Any shareholder may waive notice of any meeting. Notice to shareholders of record, if mailed, shall be deemed given as to any shareholder of record, when deposited in the United States mail, addressed to the shareholder at his address as it appears on the stock transfer books of the corporation, with postage thereon prepaid. Notwithstanding the foregoing, no notice need by given to any shareholder to whom notice of two consecutive annual meetings, and all notices of meetings or of the taking of action (a) by written consent without a meeting to him during the period between those two consecutive annual meetings or (b) all, and at least two, payments sent by first-class mail of dividends or interest on securities during a 12-month period, have been mailed addressed to it at its address as shown on the records of the corporation and have been returned undeliverable. Any action or meeting taken or held without notice to such a stockholder has the same effect as if the notice had been given. If any such stockholder delivers to the corporation a written notice setting forth his current address, the requirement that notice be given to him is reinstated.

         3.6 MEETING OF ALL SHAREHOLDERS. If all of the shareholders shall meet at any time and place, either within or without the State of Nevada, and consent to the holding of a meeting at such time and place, such meeting shall be valid without call or notice, and at such meeting any corporate action may be taken.

         3.7 VOTING RECORD. The officer or agent having charge of the stock transfer books for shares of the corporation shall make, at least ten days before such meeting of shareholders, a complete record of the shareholders entitled to vote at each meeting of shareholders or any adjournment thereof, arranged in alphabetical order, with the address and the number of shares held by each. The record, for a period of ten days prior to such meeting, shall be kept on file either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held, whether within or without the State of Nevada, and shall be subject to inspection by any shareholder for any purpose germane to the meeting at any time during usual business hours. Such record shall be produced and kept open at the time and place of the meeting and shall be subject to the inspection of any shareholder for any purpose germane to the meeting during the whole time of the meeting for the purposes thereof. The original stock transfer books shall be the prima facie evidence as to who are the shareholders entitled to examine the record or transfer books or to vote at any meeting of shareholders.

         3.8 QUORUM. A majority of the outstanding shares of the corporation entitled to vote, represented in person or by proxy, shall constitute a quorum at any meeting of shareholders, except as otherwise provided by the Nevada Business Corporation Act and the Articles of Incorporation. In the absence of a quorum at any such meeting, a majority of the shares so represented may adjourn the meeting from time to time for a period not to exceed sixty days without further notice. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally noticed. The shareholders present at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough shareholders to leave less than a quorum.

         3.9 MANNER OF ACTING. If a quorum is present, the affirmative vote of the majority of the shares represented at the meeting and entitled to vote on the subject matter shall be the act of the shareholders, unless the vote of a greater proportion or number or voting by classes is otherwise required by statute or by the Articles of Incorporation or these Bylaws.

         3.10 PROXIES. At all meetings of shareholders a shareholder may vote in person or by proxy executed in writing by the shareholder or by his duly authorized attorney-in-fact. Such proxy shall be filed with the Secretary of the corporation before or at the time of the meeting. No proxy shall be valid after three years from the date of its execution, unless otherwise provided in the proxy.

         3.11 VOTING OF SHARES. Unless otherwise provided by these Bylaws or the Articles of Incorporation, each outstanding share entitled to vote shall be entitled to one vote upon each matter submitted to a vote at a meeting of shareholders, and each fractional share shall be entitled to a corresponding fractional vote on each such matter.

         3.12 VOTING OF SHARES BY CERTAIN HOLDERS. Shares standing in the name of another corporation may be voted by such officer, agent or proxy as the bylaws of such corporation may prescribe, or, in the absence of such provision, as the Board of Directors of such other corporation may determine. Shares standing in the name of a deceased person, a minor ward or an incompetent person, may be voted by his administrator, executor, court appointed guardian or conservator, either in person or by proxy without a transfer of such shares into the name of such administrator, executor, court appointed guardian or conservator. Shares standing in the name of a trustee may be voted by him, either in person or by proxy, but no trustee shall be entitled to vote shares held by him without a transfer of such shares into his name. Shares standing in the name of a receiver may be voted by such receiver, and shares held by or under the control of a receiver may be voted by such receiver without the transfer thereof into his name if authority so to do be contained in an appropriate order of the court by which such receiver was appointed.

         A shareholder whose shares are pledged shall be entitled to vote such shares until the shares have been transferred into the name of the pledgee, and thereafter the pledgee shall be entitled to vote the shares so transferred. Neither shares of its own stock belonging to this corporation nor shares of its own stock held by another corporation if the majority of shares entitled to vote for the election of directors of such corporation is held by this corporation may be voted, directly or indirectly, at any meeting and shall not be counted in determining the total number of outstanding shares at any given time. Redeemable shares which have been called for redemption shall not be entitled to vote on any matter and shall not be deemed outstanding shares on and after the date on which written notice of redemption has been mailed to shareholders and a sum sufficient to redeem such shares has been irrevocably deposited or set aside to pay the redemption price to the holders of the shares upon surrender of certificates therefor.

         3.13 NO INFORMAL ACTION BY SHAREHOLDERS. All actions of the shareholders shall be taken at a duly called annual or special meeting of shareholders. No action shall be taken by the shareholders by written consent.

         3.14 VOTING BY BALLOT. Voting on any question or in any election may be by voice vote unless the presiding officer shall order or any shareholder shall demand that voting be by ballot.

         3.15 CUMULATIVE VOTING. No shareholder shall be permitted to cumulate his votes by giving one candidate as many votes as the number of such directors multiplied by the number of his shares shall equal, or by distributing such votes on the same principal among any number of candidates.

                                   ARTICLE IV
                         DIRECTORS, POWERS AND MEETINGS
                         ------------------------------

         4.1 BOARD OF DIRECTORS. The business and affairs of the corporation shall be managed by a board of not less than one (1) nor more than eight (8) directors. Directors need not be shareholders of the corporation or residents of the State of Nevada and who shall be elected at the annual meeting of shareholders or some adjournment thereof. Directors shall hold office until the next succeeding annual meeting of shareholders and until their successors shall have been elected and shall qualify. The Board of Directors may increase or decrease, to not less than one (1), nor more than eight (8), the number of directors by resolution.

         4.2 REGULAR MEETINGS. A regular, annual meeting of the Board of Directors shall be held at the same place as, and immediately after, the annual meeting of shareholders, and no notice shall be required in connection therewith. The annual meeting of the Board of Directors shall be for the purpose of electing officers and the transaction of such other business as may come before the meeting. The Board of Directors may provide, by resolution, the time and place, either within or without the State of Nevada, for the holding of additional regular meetings without other notice than such resolution.

         4.3 SPECIAL MEETINGS. Special meetings of the Board of Directors may be called by or at the request of the President or any two directors. The person or persons authorized to call special meetings of the Board of Directors may fix any place, either within or without the State of Nevada, as the place for holding any special meeting of the Board of Directors called by them.

         4.4 NOTICE. Written notice of any special meeting of directors shall be given as follows:

                  (a) By mail to each director at his business address at least three days prior to the meeting; or

                  (b) By personal delivery or telegram at least twenty-four hours prior to the meeting to the business address of each director, or in the event such notice is given on a Saturday, Sunday or holiday, to the residence address of each director. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail, so addressed, with postage thereon prepaid. If notice be given by telegram, such notice shall be deemed to be delivered when the telegram is delivered to the telegraph company. Any director may waive notice of any meeting. The attendance of a director at any meeting shall constitute a waiver of notice of such meeting, except where a director attends a meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board of Directors need be specified in the notice or waiver of notice of such meeting.

         4.5 PARTICIPATION BY ELECTRONIC MEANS. Except as may be otherwise provided by the Articles of Incorporation or Bylaws, members of the Board of Directors or any committee designated by such Board may participate in a meeting of the Board or committee by means of conference telephone or similar communications equipment by which all persons participating in the meeting can hear each other at the same time. Such participation shall constitute presence in person at the meeting.

         4.6 QUORUM AND MANNER OF ACTING. A quorum at all meetings of the Board of Directors shall consist of a majority of the number of directors then holding office, but a smaller number may adjourn from time to time without further notice, until a quorum is secured. The act of the majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors, unless the act of a greater number is required by the laws of the State of Nevada or by the Articles of Incorporation or these Bylaws.

         4.7 ORGANIZATION. The Board of Directors shall elect a chairman to preside at each meeting of the Board of Directors. The Board of Directors shall elect a Secretary to record the discussions and resolutions of each meeting.

         4.8 PRESUMPTION OF ASSENT. A director of the corporation who is present at a meeting of the Board of Directors at which action on any corporate matter is taken shall be presumed to have assented to the action taken unless his dissent shall be entered in the minutes of the meeting or unless he shall file his written dissent to such action with the person acting as the Secretary of the meeting before the adjournment thereof or shall forward such dissent by registered mail to the Secretary of the corporation immediately after the adjournment of the meeting. Such right to dissent shall not apply to a director who voted in favor of such action.

         4.9 INFORMAL ACTION BY DIRECTORS. Any action required or permitted to be taken by the Board of Directors, or a committee thereof, at a meeting may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all the directors or all the committee members entitled to vote with respect to the subject matter thereof.

         4.10 VACANCIES. Any vacancy occurring in the Board of Directors may be filled by the affirmative vote of a majority of the remaining directors though less than a quorum of the Board of Directors. A director elected to fill a vacancy shall be elected for the unexpired term of his predecessor in office, and shall hold such office until his successor is duly elected and shall qualify. Any directorship to be filled by reason of an increase in the number of directors shall be filled by the affirmative vote of a majority of the directors then in office or by an election at an annual meeting, or at a special meeting of shareholders called for that purpose. A director chosen to fill a position resulting from an increase in the number of directors shall hold office only until the next election of directors by the shareholders.

         4.11 COMPENSATION. By resolution of the Board of Directors and irrespective of any personal interest of any of the members, each director may be paid his expenses, if any, of attendance at each meeting of the Board of Directors, and may be paid a stated salary as director or a fixed sum for attendance at each meeting of the Board of Directors or both. No such payment shall preclude any director from serving the corporation in any other capacity and receiving compensation therefor.

         4.12 REMOVAL OF DIRECTORS. Any director or directors of the corporation may be removed at any time, with or without cause, in the manner provided in the Nevada Business Corporation Act.

         4.13 RESIGNATIONS. A director of the corporation may resign at any time by giving written notice to the Board of Directors, President or Secretary of the corporation. The resignation shall take effect upon the date of receipt of such notice, or at any later period of time specified therein. The acceptance of such resignation shall not be necessary to make it effective, unless the resignation requires it to be effective as such.

         4.14 GENERAL POWERS. The business and affairs of the corporation shall be managed by the Board of Directors which may exercise all such powers of the corporation and do all such lawful acts and things as are not by statute or by the Articles of Incorporation or by these Bylaws directed or required to be exercised or done by the shareholders. The directors shall pass upon any and all bills or claims of officers for salaries or other compensation and, if deemed advisable, shall contract with officers, employees, directors, attorneys, accountants, and other persons to render services to the corporation.

                                    ARTICLE V
                                    OFFICERS
                                    --------

         5.1 TERM AND COMPENSATION. The elective officers of the corporation shall consist of at least a President, a Secretary and a Treasurer, each of whom shall be eighteen years or older and who shall be elected by the Board of Directors at its annual meeting. Unless removed in accordance with procedures established by law and these Bylaws, the said officers shall serve until the next succeeding annual meeting of the Board of Directors and until their respective successors are elected and shall qualify. Any number of offices may be held by the same person at the same time. The Board may elect or appoint such other officers and agents as it may deem advisable, who shall hold office during the pleasure of the Board.

         5.2 POWERS. The officers of the corporation shall exercise and perform the respective powers, duties and functions as are stated below, and as may be assigned to them by the Board of Directors.

                  (a) The President shall be the chief executive officer of the corporation and shall, subject to the control of the Board of Directors, have general supervision, direction and control of the business and officers of the corporation. He shall preside, when present, at all meetings of the shareholders and of the Board of Directors unless a different chairman of such meetings is elected by the Board of Directors.

                  (b) In the absence or disability of the President, the Vice-President or Vice-Presidents, if any, in order of their rank as fixed by the Board of Directors, and if not ranked, the Vice-Presidents in the order designated by the Board of Directors, shall perform all the duties of the President, and when so acting shall have all the powers of, and be subject to all the restrictions on the President. Each Vice-President shall have such other powers and perform such other duties as may from time to time be assigned to him by the President or the Board of Directors.

                  (c) The Secretary shall keep accurate minutes of all meetings of the shareholders and the Board of Directors unless a different Secretary of such meetings is elected by the Board of Directors. He shall keep, or cause to be kept a record of the shareholders of the corporation and shall be responsible for the giving of notice of meetings of the shareholders or the Board of Directors. The Secretary shall be custodian of the records and of the seal of the corporation and shall attest the affixing of the seal of the corporation when so authorized. The Secretary or Assistant Secretary shall sign all stock certificates, as described in Section 2.2 hereof. The Secretary shall perform all duties commonly incident to his office and such other duties as may from time to time be assigned to him by the President or the Board of Directors.

                  (d) An Assistant Secretary may, at the request of the Secretary, or in the absence or disability of the Secretary, perform all of the duties of the Secretary. He shall perform such other duties as may be assigned to him by the President or by the Secretary.

                  (e) The Treasurer, subject to the order of the Board of Directors, shall have the care and custody of the money, funds, valuable papers and documents of the corporation. He shall keep accurate books of accounts of the corporation's transactions, which shall be the property of the corporation, and shall render financial reports and statements of condition of the corporation when so requested by the Board of Directors or President. The Treasurer shall perform all duties commonly incident to his office and such other duties as may from time to time be assigned to him by the President or the Board of Directors. In the absence or disability of the President and Vice-President or Vice-Presidents, the Treasurer shall perform the duties of the President.

                  (f) An Assistant Treasurer may, at the request of the Treasurer, or in the absence or disability of the Treasurer, perform all of the duties of the Treasurer. He shall perform such other duties as may be assigned to him by the President or by the Treasurer.

         5.3 COMPENSATION. All officers of the corporation may receive salaries or other compensation if so ordered and fixed by the Board of Directors. The Board of Directors shall have authority to fix salaries in advance for stated periods or render the same retroactive as the Board may deem advisable.

         5.4 DELEGATION OF DUTIES. In the event of absence or inability of any officer to act, the Board of Directors may delegate the powers or duties of such officer to any other officer, director or person whom it may select.

         5.5 BONDS. If the Board of Directors by resolution shall so require, any officer or agent of the corporation shall give bond to the corporation in such amount and with such surety as the Board of Directors may deem sufficient, conditioned upon the faithful performance of their respective duties and offices.

         5.6 REMOVAL. Any officer or agent may be removed by the Board of Directors or by the executive committee, if any, whenever in its judgment the best interest of the corporation will be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed. Election or appointment of an officer or agent shall not, of itself, create contract rights.

                                   ARTICLE VI
                                     FINANCE
                                     -------

         6.1 RESERVE FUNDS. The Board of Directors, in its uncontrolled discretion, may set aside from time to time, out of the net profits or earned surplus of the corporation, such sum or sums as it deems expedient as a reserve fund to meet contingencies, for equalizing dividends, for maintaining any property of the corporation, and for any other purpose.

         6.2 BANKING. The moneys of the corporation shall be deposited in the name of the corporation in such bank or banks or trust company or trust companies, as the Board of Directors shall designate, and may be drawn out only on checks signed in the name of the corporation by such person or persons as the Board of Directors, by appropriate resolution, may direct. Notes and commercial paper, when authorized by the board, shall be signed in the name of the corporation by such officer or officers or agent or agents as shall thereunto be authorized from time to time.

                                   ARTICLE VII
                                    DIVIDENDS
                                    ---------

         Subject to the provisions of the Articles of Incorporation and the laws of the State of Nevada, the Board of Directors may declare dividends whenever, and in such amounts, as in the Board's opinion the condition of the affairs of the corporation shall render such advisable.

                                  ARTICLE VIII
                           CONTRACTS, LOANS AND CHECKS
                           ---------------------------

         8.1 EXECUTION OF CONTRACTS. Except as otherwise provided by statute or by these Bylaws, the Board of Directors may authorize any officer or agent of the corporation to enter into any contract, or execute and deliver any instrument in the name of, and on behalf of the corporation. Such authority may be general or confined to specific instances and, unless so authorized, no officer, agent or employee shall have any power to bind the corporation for any purpose, except as may be necessary to enable the corporation to carry on its normal and ordinary course of business.

         8.2 LOANS. No loans shall be contracted on behalf of the corporation and no negotiable paper shall be issued in its name unless authorized by the Board of Directors. When so authorized, any officer or agent of the corporation may effect loans and advances at any time for the corporation from any bank, trust company or institution, firm, corporation or individual. An agent so authorized may make and deliver promissory notes or other evidence of indebtedness of the corporation and may mortgage, pledge, hypothecate or transfer any real or personal property held by the corporation as security for the payment of such loans. Such authority, in the Board of Directors' discretion, may be general or confined to specific instances.

         8.3 CHECKS. Checks, notes, drafts and demands for money or other evidence of indebtedness issued in the name of the corporation shall be signed by such person or persons as designated by the Board of Directors and in the manner the Board of Directors prescribes.

         8.4 DEPOSITS. All funds of the corporation not otherwise employed shall be deposited from time to time to the credit of the corporation in such banks, trust companies or other depositories as the Board of Directors may select.

                                   ARTICLE IX
                                   FISCAL YEAR
                                   -----------

         The fiscal year of the corporation shall be the year adopted by resolution of the Board of Directors.

                                    ARTICLE X
                                 CORPORATE SEAL
                                 --------------

         The Board of Directors shall provide a corporate seal which shall be circular in form and shall have inscribed thereon the name of the corporation and the state of incorporation and the words "CORPORATE SEAL".

                                   ARTICLE XI
                                   AMENDMENTS
                                   ----------

         These Bylaws may be altered, amended or repealed and new Bylaws may be adopted by a majority of the Directors present at any meeting of the Board of Directors of the corporation at which a quorum is present.

                                   ARTICLE XII
                               EXECUTIVE COMMITTEE
                               -------------------

         12.1 APPOINTMENT. The Board of Directors by resolution adopted by a majority of the full Board, may designate two or more of its members to constitute an executive committee. The designation of such committee and the delegation thereto of authority shall not operate to relieve the Board of Directors, or any member thereof, of any responsibility imposed by law.

         12.2 AUTHORITY. The executive committee, when the Board of Directors is not in session shall have and may exercise all of the authority of the Board of Directors except to the extent, if any, that such authority shall be limited by the resolution appointing the executive committee and except also that the executive committee shall not have the authority of the Board of Directors in reference to amending the Articles of Incorporation, adopting a plan of merger or consolidation, recommending to the shareholders the sale, lease or other disposition of all or substantially all of the property and assets of the corporation otherwise than in the usual and regular course of its business, recommending to the shareholders a voluntary dissolution of the corporation or a revocation thereof, or amending the Bylaws of the corporation.

         12.3 TENURE AND QUALIFICATIONS. Each member of the executive committee shall hold office until the next regular annual meeting of the Board of Directors following his designation.

         12.4 MEETINGS. Regular meetings of the executive committee may be held without notice at such time and places as the executive committee may fix from time to time by resolution. Special meetings of the executive committee may be called by any member thereof upon not less than one day's notice stating the place, date and hour of the meeting, which notice may be written or oral, and if mailed, shall be deemed to be delivered when deposited in the United States mail addressed to the member of the executive committee at his business address. Any member of the executive committee may waive notice of any meeting and no notice of any meeting need be given to any member thereof who attends in person. The notice of a meeting of the executive committee need not state the business proposed to be transacted at the meeting.

         12.5 QUORUM. A majority of the members of the executive committee shall constitute a quorum for the transaction of business at any meeting thereof, and action of the executive committee must be authorized by the affirmative vote of a majority of the members present at a meeting at which a quorum is present.

         12.6 INFORMAL ACTION BY EXECUTIVE COMMITTEE. Any action required or permitted to be taken by the executive committee at a meeting may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all of the members of the committee entitled to vote with respect to the subject matter thereof.

         12.7 VACANCIES. Any vacancy in the executive committee may be filled by a resolution adopted by a majority of the full Board of Directors.

         12.8 RESIGNATIONS AND REMOVAL. Any member of the executive committee may be removed at any time with or without cause by resolution adopted by a majority of the full Board of Directors. Any member of the executive committee may resign from the executive committee at any time by giving written notice to the President or Secretary of the corporation, and unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

         12.9 PROCEDURE. The executive committee shall elect a presiding officer from its members and may fix its own rules of procedure which shall not be inconsistent with these Bylaws. It shall keep regular minutes of its proceedings and report the same to the Board of Directors for its information at the meeting thereof held next after the proceedings shall have been taken.

                                  ARTICLE XIII
                                EMERGENCY BYLAWS
                                ----------------

         The Emergency Bylaws provided for in this Article shall be operative during any emergency in the conduct of the business of the corporation resulting from an attack on the United States or any nuclear or atomic disaster, notwithstanding any different provision in the preceding articles of the Bylaws or in the Articles of Incorporation of the corporation or in the Nevada Business Corporation Act. To the extent not inconsistent with the provisions of this Article, the Bylaws provided in the preceding articles shall remain in effect during such emergency and upon its termination the Emergency Bylaws shall cease to be operative.

         During any such emergency:

                  (a) A meeting of the Board of Directors may be called by any officer or director of the corporation. Notice of the time and place of the meeting shall be given by the person calling the meeting to such of the directors as it may be feasible to reach by any available means of communication. Such notice shall be given at such time in advance of the meeting as circumstances permit in the judgment of the person calling the meeting.

                  (b) At any such meeting of the Board of Directors, a quorum shall consist of the number of directors in attendance at such meeting.

                  (c) The Board of Directors, either before or during any such emergency, may, effective in the emergency, change the principal office or designate several alternative principal offices or regional offices, or authorize the officers so to do.

                  (d) The Board of Directors, either before or during any such emergency, may provide, and from time to time modify, lines of succession in the event that during such an emergency any or all officers or agents of the corporation shall for any reason be rendered incapable of discharging their duties.

                  (e) No officer, director or employee acting in accordance with these Emergency Bylaws shall be liable except for willful misconduct.

                  (f) These Emergency Bylaws shall be subject to repeal or change by further action of the Board of Directors or by action of the shareholders, but no such repeal or change shall modify the provisions of the next preceding paragraph with regard to action taken prior to the time of such repeal or change. Any amendment of these Emergency Bylaws may make any further or different provision that may be practical and necessary for the circumstances of the emergency.

                                   ARTICLE XIV
                       INDEMNIFICATION OF CERTAIN PERSONS
                       ----------------------------------

         14.1 INDEMNIFICATION OF DIRECTORS AND OFFICERS. The corporation shall, to the maximum extent and in the manner permitted by Title 7, Chapter 78 of Nevada Revised Statutes as the same now exists or may hereafter be amended, indemnify any person against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with any threatened, pending or completed action, suit or proceeding in which such person was or is a party or is threatened to be made a party by reason of the fact that such person is or was a director or officer of the corporation, if he acted in good faith and in a manner which he reasonably believed to be in and not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. For purposes of this Section 14.1, a "director" or "officer" of the corporation shall mean any person (i) who is or was a director or officer of the corporation, (ii) who is or was serving at the request of the corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise, or (iii) who was a director or officer of a corporation which was a predecessor corporation of the corporation or of another enterprise at the request of such predecessor corporation.

         The corporation shall be required to indemnify a director or officer in connection with an action, suit or proceeding (or part thereof) initiated by such director or officer only if the initiation of such action, suit or proceeding (or part thereof) by the director or officer was authorized by the board of directors of the corporation.

         Any repeal or modification of the foregoing provisions of this Article shall not adversely affect any right or protection hereunder of any person in respect of any act or omission occurring prior to the time of such repeal or modification.

         14.2 INDEMNIFICATION OF OTHERS. The corporation shall have the power, to the maximum extent and in the manner permitted by Title 7, Chapter 78 of Nevada Revised Statutes as the same now exists or may hereafter be amended, to indemnify any person (other than directors and officers) against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with any threatened, pending or completed action, suit or proceeding, in which such person was or is a party or is threatened to be made a party by reason of the fact that such person is or was an employee or agent of the corporation. For purposes of this Section 2, an "employee" or "agent" of the corporation (other than a director or officer) shall mean any person (i) who is or was an employee or agent of the corporation,
(ii) who is or was serving at the request of the corporation as an employee or agent of another corporation, partnership, joint venture, trust or other enterprise, or (iii) who was an employee or agent of a corporation which was a predecessor corporation of the corporation or of another enterprise at the request of such predecessor corporation.

         14.3 PAYMENT OF EXPENSES IN ADVANCE. The corporation shall pay the expenses (including attorney's fees) incurred by a director or officer of the corporation entitled to indemnification hereunder in defending any action, suit or proceeding referred to in this Article as they are incurred and in advance of its final disposition; provided, however, that payment of expenses incurred by a director or officer of the corporation in advance of the final disposition of such action, suit or proceeding shall be made only upon receipt of an undertaking by the director or officer to repay all amounts advanced if it should ultimately be determined that the director or officer is not entitled to be indemnified under this Article or otherwise.

         14.4 INDEMNITY NOT EXCLUSIVE. The rights conferred on any person by this Article shall not be exclusive of any other rights which such person may have or hereafter acquire under any statute, provision of the corporation's Articles of Incorporation, these Bylaws, agreement, vote of the shareholders or disinterested directors or otherwise.

         14.5 INSURANCE INDEMNIFICATION. By action of the board of directors, notwithstanding any interest of the directors in the action, the corporation may purchase and maintain insurance, in such amounts as the board of directors deems appropriate, on behalf of any person who is or was a director, officer, employee, fiduciary or agent of the corporation or who is or was serving at the request of the corporation as a director, officer, partner, trustee, employee, fiduciary or agent of another domestic or foreign corporation, partnership, joint venture, trust, employee benefit plan or other enterprise against any liability asserted against him and incurred by him in any such capacity or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability under the provisions of this Article. Any such insurance may be procured from any insurance company designated by the board of directors, whether such insurance company is formed under the laws of Nevada or any other jurisdiction of the United States or elsewhere, including any insurance company in which the corporation has an equity or any other interest through share ownership or otherwise.


                                   CERTIFICATE
                                   -----------

         I hereby certify that the foregoing Bylaws, consisting of 18 pages, including this page, constitute the Bylaws of SVI Holdings, Inc. adopted by the Board of Directors and in effect on July 14, 2000.

                                                      /S/ DAVID L. REESE
                                                      David L. Reese, Secretary